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                                 EXHIBIT 10.18


                             SPLIT DOLLAR AGREEMENT


                 This Agreement, made on June 1, 1995, by and between Chemed Corporation ("the Corporation"), a Delaware corporation with offices at 2600 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202, and Judy A. Voet ("the Trustee"), as Trustee under The Paul C. Voet Irrevocable Insurance Trust Agreement dated August 18, 1994 ("the Trust").

                 1.  PREMISES
                             1.1  Paul C. Voet is an employee of the
                             Corporation and has created the Trust.  The
                             Trustee wishes to insure the life of Mr. Voet for the benefit and protection of Mr. Voet's family. The Corporation will help the Trustee provide this insurance coverage by payment of part of the premiums under a split dollar arrangement, whereby the Trustee will be the owner of a life insurance policy which will be collaterally assigned to the Corporation as security for amounts the Corporation will contribute for the premium payments.

                 2.  APPLICATION FOR INSURANCE

                             2.1 The Trustee has applied to Phoenix Home Life Mutual Insurance Company for an Executive Equity Life Insurance Plan on the life of Mr. Voet for $2,116,000 ("Policy").
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                 3.  POLICY OWNERSHIP

                             3.1 The Trustee shall own the Policy and may exercise all rights of ownership with respect to it, subject only to the security interest of the Corporation as expressed in this Agreement and the collateral assignment of the Policy to the Corporation.

                 4.  PAYMENT OF PREMIUMS

                             4.1 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company an amount equal to the greater of 80 percent of the annual premium or the annual premium less the cost (calculated by application of Internal Revenue Service Table PS-58) of the portion of the insurance which the beneficiary or beneficiaries named by Mr. Voet or their transferee would be entitled to receive if Mr. Voet died during the policy year for which the annual premium is paid.

                             4.2 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company, on behalf of the Trustee, the remainder of the annual premium. This payment will constitute compensation to Mr. Voet in the form of a bonus





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                             and will be considered paid by the Trustee for
                             purposes of the Assignment (as defined in Article
                             5).

                             4.3 These premium advances by the Corporation shall apply specifically to annual premiums due under the Policy up to Mr. Voet's age of 65. However, additional premium advances may be made by mutual agreement of the parties.

                 5.  ASSIGNMENT OF POLICY

                             5.1 The Trustee shall collaterally assign the Policy to the Corporation so as to reflect the respective interests of the parties under this Agreement, said collateral assignment ("Assignment") having been executed by the parties on the date of this Split Dollar Agreement, and thus made a part of such Policy and this Agreement.

                 6.  USE OF DIVIDENDS

                             6.1 The dividends declared by Phoenix Home Life Mutual Insurance Company on the Policy will be used to purchase Option Term with the balance used to purchase paid-up insurance.

                             6.2 The dividend option which is specified in paragraph 6.1 of this Article will not be terminated or changed without a conforming amendment to this Agreement and unless such





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                             change is done in accordance with the provisions
                             of Part D "Joint Rights" section of the
                             Assignment.

                 7.  SURRENDER OF POLICY
                             7.1 The Trustee shall have the sole and exclusive right to surrender the Policy.

                             7.2 If the Policy is surrendered, the Trustee shall direct the insurance company in writing to draw a check payable to the Corporation in an amount equal to the "Assignee's Cash Value Rights", as defined within the provisions of Part A "Definitions" section of the Assignment.

                             7.3 If there is a delay in the surrender of the Policy by either party to this Agreement, and if such delay results in diminished policy values being available to either party, neither party to this Agreement shall hold the insurance company liable for such diminution in Policy values.

                 8.  DEATH CLAIMS
                             8.1 Upon the death of Mr. Voet the Corporation shall have an interest in the proceeds of the Policy equal to the "Assignee's Death Benefit Share", as defined within the provisions of Part A "Definitions" section of the Assignment. The balance of proceeds remaining shall be paid





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                             directly by the insurance company to the
                             beneficiary or beneficiaries designated in the Policy.

                  9.  TERMINATION OF AGREEMENT
                             9.1 This Agreement shall terminate upon surrender of the Policy by the Trustee or upon thirty (30) days' written notice of termination given by either party to the other by registered mail at the party's last known address.

                             9.2 Prior to termination of this Agreement, the Trustee shall direct the insurance company in writing to draw a check payable to the Corporation for an amount equal to the "Assignee's Cash
                             Value Interest", as defined within the provisions of Part A "Definitions" section of the Assignment. Upon receipt of this amount, the Corporation shall release the security interest of the Corporation expressed in this Agreement and the Assignment.

                 10.  SPECIAL PROVISIONS

                             The following provisions are part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                                  10.01  -   The named fiduciary:  The
                                             Secretary of the Company





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                                  10.02  -   The funding policy under
                                             this Plan is that all
                                             premiums on the Policy be
                                             remitted to the Insurer when
                                             due.

                                  10.03  -   Direct payment by the
                                             Insurer is the basis of
                                             payment of benefits under
                                             this Plan, with those
                                             benefits in turn being based
                                             on the payment of premiums as
                                             provided in the Plan.

                                  10.04  -   For claims procedure
                                             purposes, the "Claims Manager"
                                             shall be the Secretary of the
                                             Company.

                                             (a)  If for any reason a claim for
                                                  benefits under this Plan is
                                                  denied by the Company, the
                                                  Claims Manager shall deliver
                                                  to the claimant a written
                                                  explanation setting forth the
                                                  specific reasons for the
                                                  denial, pertinent references
                                                  to the Plan section on which
                                                  the denial is based, such
                                                  other data as may be
                                                  pertinent and information on
                                                  the procedures to be followed
                                                  by





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                                        the claimant in obtaining a review of
                                        his claim, all written in a manner
                                        calculated to be understood by the
                                        claimant.  For this purpose:

                                        (1)     The claimant's claim shall be
                                                deemed filed when presented
                                                orally or in writing to the
                                                Claims Manager.

                                        (2)     The Claims Manager's
                                                explanation shall be in
                                                writing delivered to the
                                                claimant within 90 days of
                                                the date the claim is filed.

                                   (b)  The claimant shall have 60 days
                                        following his/her receipt of the denial
                                        of the claim to file with the Claims
                                        Manager a written request for review of
                                        the denial.  For such review, the
                                        claimant or his/her representative may
                                        submit pertinent documents and written
                                        issues and comments.





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                                   (c)      The Claims Manager shall decide
                                            the issue on review and furnish the
                                            claimant with a copy within 60 days
                                            of receipt of the claimant's
                                            request for review of his/her
                                            claim.  The decision on review
                                            shall be in writing and shall
                                            include specific reasons for the
                                            decision written in a manner
                                            calculated to be understood by the
                                            claimant, as well as specific
                                            references to the pertinent Plan
                                            provisions on which the decision is
                                            based. If a copy of the decision is
                                            not so furnished to the claimant
                                            within such 60 days, the claims
                                            shall be deemed denied on
                                            review.

               11.  AMENDMENT AND BINDING EFFECT

                             11.1 This embodies all agreements by the parties made with respect to the Policy. The Agreement shall not be modified or amended except by a writing signed by the parties. The Agreement shall be binding upon the parties,





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                             their heirs, legal representatives, successors
                             and assigns.

               12.  GOVERNING LAW

                             12.1 This Agreement shall be subject to and shall be construed under the laws of the State of Ohio.

               Executed by the parties at Cincinnati, Ohio, as of June 1, 1995.

                             CHEMED CORPORATION


/s/ Sandra Kraus             By:  /s/ Naomi C. Dallob, Secretary
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Witness                           Signature, Corporate Title


/s/ Nancy A. Zink            By:  /s/ Judy J. Voet, Trustee
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Witness                           Trustee




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